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                                                                    EXHIBIT 3

CONTACT: MARK R. SCOTT, DIRECTOR OF INVESTOR RELATIONS
                 WARREN A. VELTMAN, CHIEF FINANCIAL OFFICER
                 (616) 698-0707



                AUTOCAM ANNOUNCES AGREEMENT ON MERGER TRANSACTION

        KENTWOOD, Michigan (November 8, 1999) -- Kentwood, Michigan-based Autocam Corporation (Nasdaq: ACAM) announced today that it has signed a definitive agreement to merge with Titan Acquisition Corporation, a corporation formed by Aurora Capital Group ("Aurora").

        Upon the consummation of the merger, the public shareholders of the Company will receive $18.75 in cash for each share of the Company's common stock. John C. Kennedy, President and Chief Executive Officer of the Company, will retain 2,133,333 shares of the Company's common stock, which will be valued at $18.75 per share in an exchange for equity in the surviving corporation. The balance of his shares will be exchanged for $18.75 cash in the merger. In addition, Aurora will refinance the Company's outstanding debt of approximately $109 million, resulting in a total transaction value of approximately $230 million. The transaction will be funded through equity contributions by Aurora, the exchange of Mr. Kennedy's 2,133,333 shares and the refinancing of the existing debt. The Company will continue to operate as a separate company under its current name.

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Autocam Corporation
November 8, 1999
Definitive Merger Agreement Signed
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        The merger was unanimously approved by the Company's Board of Directors upon the recommendation of a previously established special committee of independent directors (the "Special Committee"). This merger represents the culmination of an extensive process undertaken by the Company to analyze the possibilities to maximize shareholder value and to meet its need for capital to fund acquisitions and working capital. Raymond James & Associates, Inc. ("Raymond James"), financial advisor to the Company, has delivered an opinion that the cash consideration to be received by the Company's shareholders in the merger is fair from a financial point of view to such holders.

        "The Company believes that the transaction is in the best interests of our shareholders and employees," Mr. Kennedy said. "We believe the Special Committee conducted a comprehensive and inclusive process and feel this merger will ensure that the shareholders receive a fair value for their investment, and the Company's future growth objectives can be met."

        Subsequent to the purchase of Frank & Pignard in 1998, the Company began the process of exploring various equity and debt financing options in order to strengthen its position as one of the world's largest precision machining companies. None of these options proved available on commercially reasonable terms. The Special Committee was established in June 1999 to explore strategic alternatives, including affiliations with third parties or a sale of the Company. Beginning in June 1999, Raymond James, at the direction of the Special Committee and its independent legal counsel, contacted approximately ninety parties thought to be potentially interested in a strategic relationship with the Company. Those parties were requested to participate in an auction process consisting of graduated phases of bidding and diligence review. Approximately forty of these parties participated to some degree in this process. One strategic party and eight financial parties submitted formal indications of interest. The Special Committee reviewed all the indications, focusing particularly on the bid price ranges and the perceived ability to successfully complete a transaction. On that basis, Raymond James was instructed to conduct additional diligence meetings with, and request final bids from, five of the nine parties. The Special Committee further instructed Raymond James to keep the process as open as possible for other potential bidders.

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Autocam Corporation
November 8, 1999
Definitive Merger Agreement Signed
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        In early September 1999, the Special Committee directed management to negotiate exclusively with Aurora at $21 per share while Aurora conducted additional diligence. The parties were ultimately unable to agree on certain proposed provisions of a merger agreement. In addition, during this diligence period, Aurora indicated it intended to lower its offer price. On that basis, negotiations with Aurora were terminated. The Special Committee re-opened the auction process and invited other participants to submit revised final bids. Aurora and others submitted revised, lowered final bids.

        Throughout the process, the Special Committee was informed of the developments of the auction process, general market conditions and the Company's recent performance, and received recommendations from its independent legal counsel, Raymond James and the Company's management. The Special Committee selected Aurora's revised offer after concluding that to do so was in the best interests of the Company and its public shareholders. In its process, the Special Committee evaluated a number of factors, including the price, the form of consideration to be paid and the likelihood that the transaction will be consummated.

        The merger is expected to be completed early next year. It is subject to approval by the holders of at least 90% of the Company's common shares outstanding (thus requiring approval by holders of more than a majority of the Company's shares held by persons other than Mr. Kennedy), the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. Mr. Kennedy has agreed to vote 60.2% of the Company's outstanding common shares in favor of the proposed merger. A special meeting of the Company's shareholders will be scheduled as soon as practical.

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Autocam Corporation
November 8, 1999
Definitive Merger Agreement Signed
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        Aurora is a Los Angeles-based private investment firm that acquires and builds companies in partnership with operating management. Aurora invests in middle-market companies that can become more significant competitors in their industries through internal growth and add-on acquisitions. Aurora has binding commitments sufficient to fund the equity contribution necessary to complete the merger. In addition, Aurora has financing commitments from commercial lenders, subject to customary conditions, to provide the debt financing required by the merger.

        Autocam manufactures precision-machined parts primarily used in fuel, power steering and braking systems for the transportation industry and ophthalmic and cardiovascular medical devices. Autocam's common stock trades on the Nasdaq National Market under the symbol "ACAM". For more information on the Company, visit our Internet website at http://www.autocam.com.

                                * * * * * * * * *

        This release may contain forward-looking statements relating to future financial and other results. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. Such forward-looking statements may be identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," and similar expressions. These cautionary statements and any other cautionary statements that may accompany the forward-looking statements expressly qualify all such statements. Forward-looking statements involve risk and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

        This release is neither an offer to sell nor a solicitation of an offer to buy the Company's securities, nor a solicitation of a proxy. Any such offer or solicitation will only be made in compliance with applicable securities law.

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